Exhibit 10.1

SECOND AMENDMENT TO

CONDITIONAL SHARE PURCHASE AGREEMENT

This Second Amendment (this “Amendment”) is entered into by and between CareDx, Inc. (the “Purchaser”) and Midroc Invest AB (the “Seller”) and amends that certain Conditional Purchase Agreement, as amended (the “Agreement”) between the Purchaser and the Seller relating to the sale by the Seller and the purchase by the Purchaser of all of the Seller’s 43,678,850 shares in Allenex AB (the “Company”) in connection with the Purchaser’s public offer to acquire all outstanding shares in the Company announced by the Purchaser on 16 December 2015. Terms used but not defined herein shall have the meaning ascribed thereto in the Agreement.

WHEREAS the Seller has agreed to extend the due date for the Contingent Cash Component in consideration of the Purchaser agreeing to pay interest thereon.

The Parties have agreed as follows:

1.	CONTINGENT CASH COMPONENT

1.1	Extension of due date

The Contingent Cash Component, together with interest accrued pursuant to Section 1.2 below, shall become payable on July 1, 2017.

1.2	Interest

Interest shall accrue on the Contingent Cash Component from January 1, 2017 to the date of payment thereof at an annual interest rate of ten (10) per cent, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded annually on June 30 of each year.

2.	REPRESENTATIONS & WARRANTIES

2.1	Representations & Warranties of the Seller

The Seller represents and warrants to the Purchaser that:

(a)	the execution, delivery and performance of this Amendment has been duly authorised by the Seller and constitutes a legal, valid, binding and enforceable obligation of the Seller; and

(b)	the execution, delivery and performance of this Amendment by the Seller is not contrary to the provisions of the articles of association and/or other constitutional documents of the Seller and does not and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Seller or any of its affiliates is a party or by which it or any of its affiliates is bound.

Second Amendment Conditional Purchase Agreement Midroc Invest AB

2.2	Representations & Warranties of the Purchaser

The Purchaser represents and warrants to Seller that:

(a)	the execution, delivery and performance of this Amendment has been duly authorised by the Purchaser and constitutes a legal, valid, binding and enforceable obligation of the Purchaser; and

(b)	the execution, delivery and performance of this Amendment by the Purchaser is not contrary to the provisions of the articles of association and/or other constitutional documents of the Purchaser and does not and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Purchaser or any of its affiliates is a party or by which it or any of its affiliates is bound.

3.	REQUIRED CONSENTS AND APPROVALS

The parties hereto acknowledge and agree that this Agreement is subject to the written consent or approval of each of East West Bank (if required) and Danske Bank A/S.

4.	GOVERNING LAW; DISPUTE RESOLUTION

This Amendment, including the arbitration clause, shall be governed by and construed in accordance with Swedish substantive law.

Any dispute arising out of or in connection with this Amendment shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The seat of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English. The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed other than if and to the extent permitted by Section 5 of the Agreement.

2.	EFFECTIVE DATE

The effective date of this Amendment is December 31, 2016.

[Signature page to follow]

Second Amendment Conditional Purchase Agreement Midroc Invest AB	2

This Amendment has been executed in two (2) original counterparts of which the Parties have taken one each.

MIDROC INVEST AB	CAREDX, INC.

/s/ Oscar Ahlgren	/s/ Peter Maag
By: Oscar Ahlgren	By: Peter Maag
Date: January 11, 2017	Date: January 20, 2017
Place: Malmo	Place: Brisbane, California, USA

Second Amendment Conditional Purchase Agreement Midroc Invest AB	3